Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos. 333-02736 and 333-40293 on Form S-8, of our report dated January 30, 2003, relating to the consolidated financial statements of Southern Peru Copper Corporation and subsidiaries for the year ended December 31, 2002.

DELOITTE & TOUCHE LLP

New York, New York

March 15, 2005